AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON JULY 18, 2001
                            REGISTRATION NO.333-43444
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  -------------
                         POST-EFFECTIVE AMENDMENT NO. 1
-----------------------------------------------------------------------------
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          FIRST SECURITY BANCORP, INC.
                 (Name of Small Business Issuer in Its Charter)
Kentucky                 6712/551111                       61-1364206
---------------------------------------- ------------------------------------
---------------------------------------- ------------------------------------
(State or Other   (Primary Standard Industrial  (I.R.S. Employer Identification
Jurisdiction    Classification Code Number/                    Number)
of Incorporation   North American Industry
or Organization)        Classification  )
                        System Number

         400 East Main Street, Lexington, Kentucky 40507 (859) 367-3701
          (Address and Telephone Number of Principal Executive Offices)

                 400 East Main Street, Lexington, Kentucky 40507
                 -----------------------------------------------
(Address of Principal Place of Business or Intended Principal Place of Business)

                         John S. Shropshire, President,
First Security Bancorp, Inc., 400 East Main Street, Lexington, Kentucky 40507
                                 (859) 367-3700

                       (Name, Address and Telephone Number
                              of Agent for Service)

                                   Copies to:
                                J. David Smith, Jr.
                            Stoll, Keenon & Park, LLP
                        300 West Vine Street, Suite 2100
                            Lexington, Kentucky 40507
                                 (859) 231-3000

                         Approximate Date of Commencement of Proposed Sale to
                     the Public: No longer applicable because shares are being removed from registration.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box _X_

         If this form is a post-effective amendment filed pursuant `to Rule 462(c) under the Securities Act,check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.___

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act,check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.___

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.___


                     COMMON STOCK REMOVED FROM REGISTRATION

         First Security Bancorp, Inc., a Kentucky bank holding company (the "Registrant"), filed a Registration Statement on Form SB-2 (File No.333-43444), Pre-Effective Amendment No. 1 to such Registration Statement and Pre-Effective Amendment No. 2 to such Registration Statement (as amended, the "Registration Statement") with the Securities and Exchange Commission registering 500,000 shares of common stock of Registrant ("Common Stock")to be offered from time to time by Registrant (the "Offering"). The Offering has ended. Upon the termination of the Offering, 43,750 shares of Common Stock remained unsold in the Offering. Pursuant to the Registrant's undertaking in the Registration Statement, the Registrant files this Post-Effective Amendment No. 1 to remove from registration all shares of common stock that were registered in the Offering but remain unsold.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to registration statement to be signed on its behalf by the undersigned, in the city of Lexington, Commonwealth of Kentucky, on July 18, 2001.

                                       FIRST SECURITY BANCORP, INC.

                                       BY:  __/s/John S. Shropshire____________
                                            ---------------------
                                              John S. Shropshire
                                          President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




                           Principal Executive Officer:

                         _/s/ John S. Shropshire_________   Date:  July 18, 2001
                            ----------------------
                           John S. Shropshire, President,
                              Chief Executive Officer and Director


                           Principal Financial and Accounting Officer:

                         __/s/ Ben New*______________       Date:  July 18, 2001
                             ------------
                           Ben New, Controller


                           Directors:

                         __/s/ Julian E. Beard*_________    Date:  July 18, 2001
                             --------------------
                           Julian E. Beard

                         __/s/ R. Greg Kessinger* ______    Date:  July 18, 2001
                             -----------------------
                           R. Greg Kessinger

                         __/s/ Len Aldridge*   _________    Date:  July 18, 2001
                             --------------------
                           Len Aldridge

                         ___________________________        Date:  July 18, 2001
                           Dennis R. Anderson

                         ___________________________        Date:  July 18, 2001
                           John D. Barlow

                         __/s/ Harold Glenn Campbell* __    Date:  July 18, 2001
                             ---------------------------
                           Harold Glenn Campbell

                         __/s/ William A. Combs, Jr.*____   Date:  July 18, 2001
                             --------------------------
                           William A. Combs, Jr.

                         __/s/ A. F. Dawahare*_________     Date:  July 18, 2001
                             -------------------
                           A. F. Dawahare

                         ___________________________        Date:  July 18, 2001
                           Dr. Kenneth L. Gerson

                         __/s/ Tommy R. Hall*_________      Date:  July 18, 2001
                             ------------------
                           Tommy R. Hall

                         __/s/ Erle L. Levy* ___________    Date:  July 18, 2001
                             ------------------
                           Erle L. Levy

                         ___________________________        Date:  July 18, 2001
                           David R. McCulloch

                         ___________________________        Date:  July 18, 2001
                           Dr. Ira P. Mersack

                          /s/ Fon Rogers, II*               Date:  July 18, 2001
                          -------------------------------------------
                           Fon Rogers, II

                         ___________________________        Date:  July 18, 2001
                           Robert J. Rosenstein

                         ___________________________        Date:  July 18, 2001
                           Nick Rowe

                         __/s/ Dr. Ronald J. Saykaly*____   Date:  July 18, 2001
                             --------------------------
                           Dr. Ronald J. Saykaly

                         ___________________________        Date:  July 18, 2001
                           Richard S. Trontz

                         ___________________________        Date:  July 18, 2001
                           William T. Vennes

                         ___________________________        Date:  July 18, 2001
                           Kathy E. Walker

                         __/s/ D. Woodford Webb, Jr.*___    Date:  July 18, 2001
                             --------------------------
                           D. Woodford Webb, Jr.


* By:  _/s/John S. Shropshire
         John S. Shropshire
         Attorney-in-Fact